STOCK PURCHASE AGREEMENT

                THIS AGREEMENT (this "Agreement"), entered into as of the 11th day of November, 2007, is made by and between Oren Rozenberg (hereinafter the "SELLER") and Rocky Global Enterprises Ltd. and Beaux Beaux Partnership (hereinafter the "BUYERS").

                WHEREAS, the SELLER desires to sell to the BUYERS and the BUYERS wish to purchase and acquire from the SELLER 1,934,250 shares of capital stock of Global Advance Corp., (hereinafter referred to as "GADV") pursuant to the terms and conditions of this Agreement.

                NOW, THEREFORE, in consideration of the representations, warranties and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1           Definitions. In this Agreement the following terms will have the following meanings:

(a)	"Agreement" means this Stock Purchase Agreement;

(b)	"Closing" means the completion, on the date hereof, of the transactions contemplated hereby in accordance with Article 7 hereof;

(c)	"Place of Closing" means such place as the BUYERS and SELLER may mutually agree upon;

(d)	"GADV Accounts Payable and Liabilities" means all accounts payable and liabilities of GADV, on a consolidated basis, due and owing or otherwise constituting a binding obligation of GADV (other than an GADV Material Contract) as of November 11, 2007, as set forth is Schedule "A" hereto;

(e)	"GADV Accounts Receivable" means all accounts receivable and other debts owing to GADV, on a consolidated basis, as of November 11, 2007, as set forth in Schedule "B" hereto;

(f)	"GADV Assets" means the undertaking and all the property and assets of the GADV Business of every kind and description wheresoever situated including, without limitation, GADV Equipment, GADV Inventory, GADV Material Contracts, GADV Accounts Receivable, GADV Cash, GADV Intangible Assets and GADV Goodwill, and all credit cards, charge cards and banking cards issued to GADV;

(g)	"GADV Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of GADV or relating to the GADV Business as set forth in Schedule "C" hereto;

(h)	"GADV Business" means all aspects of any business conducted by GADV;

(i)	"GADV Cash" means all cash on hand or on deposit to the credit of GADV on the date hereof;

(j)	"GADV Common Shares" means the shares of common stock in the capital of GADV;

(k)	"GADV Debt to Related Parties" means the debts owed by GADV to any affiliate, director or officer of GADV as described in Schedule "D" hereto;

(l)	"GADV Equipment" means all machinery, equipment, furniture, and furnishings used in the GADV Business, including, without limitation, the items more particularly described in Schedule "E" hereto;

(m)	"GADV Financial Statements" means, collectively, the audited consolidated financial statements of GADV for the fiscal year ended June 30, 2007, and the unaudited consolidated financial statements of GADV for the period ended September 30, 2007, true copies of which are attached as Schedule "F" hereto;

(n)	"GADV Goodwill" means the goodwill of the GADV Business including the right to all corporate, operating and trade names associated with the GADV Business, or any variations of such names as part of or in connection with the GADV Business, all books and records and other information relating to the GADV Business, all necessary licenses and authorizations and any other rights used in connection with the GADV Business;

(o)	"GADV Insurance Policies" means the public liability insurance and insurance against loss or damage to the GADV Assets and the GADV Business as described in Schedule "G" hereto;

(p)	"GADV Intangible Assets" means all of the intangible assets of GADV, including, without limitation, GADV Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of GADV;

(q)	"GADV Inventory" means all inventory and supplies of the GADV Business as of September 30, 2007, as set forth in Schedule "H" hereto;

(r)	"GADV Material Contracts" means the burden and benefit of and the right, title and interest of GADV in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which GADV is entitled, whereunder GADV is obligated to pay or entitled to receive the sum of $250 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "I" hereto; and

(s)	"Shares" shall mean the GADV Common Shares to be sold to BUYERS by GADV hereunder.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2           Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3           Section References and Schedules. Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4           Severability of Clauses. If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
PURCHASE AND SALE

2.1           Issuance of the Shares. Subject to all of the terms and conditions of this Agreement, the GADV do hereby sell, assign, transfer and convey to the BUYERS, and the BUYERS does hereby purchase and accept from the GADV, all of the Shares as set forth on Exhibit A, free and clear of all encumbrances, liens, charges and claims, which Shares represent 64.0% of the capital stock of GADV.

2.2           Purchase Price; Payment. The purchase price for the Shares is $450,000.00 (collectively the "Purchase Price") and shall be paid by wire transfer of immediately available funds or bank or certified check in accordance with Exhibit A. The parties approve the distribution of the Purchase Price as set forth on Exhibit A.

ARTICLE 3
SHAREHOLDER' REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties. SELLER jointly and severally make the representations and warranties set forth below and intend and acknowledge that the BUYERS will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby. Any schedules described in or contemplated by such representations and warranties shall be prepared both as of the date of this Agreement and as of the date of the Closing.

GADV - Corporate Status and Capacity

(a)	Incorporation. GADV is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)	Carrying on Business. GADV conducts the business as described in the SEC Documents. GADV is not required to register or otherwise be qualified to carry on business in any foreign jurisdiction;

(c)	Corporate Capacity. GADV has the corporate power, capacity and authority to own the GADV Assets;

(d)	Reporting Status; Listing. GADV is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and GADV Common Shares are quoted on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board System (the "OTC Bulletin Board"). GADV has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the five years preceding the date hereof (or such shorter period as the GADV was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") and is current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which GADV is a party or to which the property or assets of GADV are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of GADV included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-QSB of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of GADV as at the dates thereof and the results of its operations and cash flows for the periods then ended. GADV is not aware of any facts which would make GADV Common Stock ineligible for quotation on the OTC Bulletin Board;

GADV - Capitalization

(e)	Authorized Capital. The authorized capital of GADV consists of: (i) 50,000,000 GADV Common Shares, $0.0001 par value, of which 3,025,000 GADV Common Shares are presently issued and outstanding.

(f)	No Option. No person, firm or corporation has any agreement, warrant or option or any right capable of becoming an agreement or option for the acquisition of GADV Common Shares or for the purchase, subscription or issuance of any other securities of GADV;

GADV - Records and Financial Statements

(g)	Charter Documents. The charter documents of GADV have not been altered since its incorporation, except as filed in the record books of GADV;

(h)	Corporate Minute Books. The corporate minute books of GADV are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by GADV which required director or shareholder approval are reflected on the corporate minute books of GADV. GADV is not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(i)	GADV Financial Statements. The GADV Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of GADV, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the GADV Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)	GADV Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of GADV which are not disclosed in Schedule "A" hereto or reflected in the GADV Financial Statements and GADV has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of GADV as of September 30, 2007 are described in Schedule "A" hereto;

(k)	GADV Accounts Receivable. All the GADV Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of GADV, any claim by the obligor for set-off or counterclaim;

(l)	GADV Bank Accounts. All of the GADV Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "C" hereto;

(m)	No Debt to Related Parties. Except as disclosed in Schedule "D" hereto, GADV is not, and on Closing will not be, indebted to any affiliate, director or officer of GADV;

(n)	No Related Party Debt to GADV. No director or officer or affiliate of GADV is now indebted to or under any financial obligation to GADV on any account whatsoever;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of GADV have been made, declared or authorized since the date of GADV Financial Statements;

(p)	No Payments. No payments of any kind have been made or authorized since the date of the GADV Financial Statements to or on behalf of officers, directors, Shareholder or employees of GADV or under any management agreements with GADV, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting GADV;

(r)	No Adverse Events. Since the date of the GADV Financial Statements

(i)	there has not been any adverse change in the financial position or condition of GADV, its liabilities or the GADV Assets or any damage, loss or other change in circumstances affecting GADV, the GADV Business or the GADV Assets or GADV's right to carry on the GADV Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) adversely affecting GADV, the GADV Business or the GADV Assets,

(iii)	there has not been any increase in the compensation payable or to become payable by GADV to any of GADV's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the GADV Business has been and continues to be carried on in the ordinary course,

(v)	GADV has not waived or surrendered any right of material value,

(vi)	GADV has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $250 individually or $500 in total have been authorized or made.

GADV - Income Tax Matters

(s)	Tax Returns. All tax returns and reports of GADV required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by GADV or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)	Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by GADV. There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

GADV - Applicable Laws and Legal Matters
(u)	Licenses. GADV holds all licenses and permits as may be requisite for carrying on the GADV Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have an adverse effect on the GADV Business;

(v)	Applicable Laws. GADV has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have an adverse effect on the GADV Business (greater than $250), and to GADV's knowledge, GADV is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in an adverse impact on the GADV Business;

(w)	Pending or Threatened Litigation. There is no litigation or administrative or governmental proceeding pending or threatened against or relating to GADV, the GADV Business, or any of the GADV Assets nor does GADV have any knowledge after due investigation of any deliberate act or omission of GADV that would form any basis for any such action or proceeding;

(x)	No Bankruptcy. GADV has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against GADV and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of GADV;

(y)	Labor Matters. GADV is not party to any collective agreement relating to the GADV Business with any labor union or other association of employees and no part of the GADV Business has been certified as a unit appropriate for collective bargaining or, to the best knowledge of GADV, has made any attempt in that regard;

(z)	Finder's Fees. GADV is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)	Authorization and Enforceability. The completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of GADV;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of GADV or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which GADV is a party, give any person any right to terminate or cancel any agreement including, without limitation, the GADV Material Contracts, or any right or rights enjoyed by GADV,

(ii)	result in any alteration of GADV's obligations under any agreement to which GADV is a party including, without limitation, the GADV Material Contracts,

(iii)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the GADV Assets,

(iv)	result in the imposition of any tax liability to GADV relating to the GADV Assets, or

(v)	violate any court order or decree to which GADV is subject;

GADV Assets - Ownership and Condition

(cc)	Business Assets. The GADV Assets comprise all of the property and assets of the GADV Business, and no other person, firm or corporation owns any assets used by GADV in operating the GADV Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "E" or "H" hereto;

(dd)	Title. GADV is the legal and beneficial owner of the GADV Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "E" or "H" hereto;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the GADV Assets;

(ff)	GADV Insurance Policies. GADV does not maintain public liability insurance and insurance against loss or damage to the GADV Assets and the GADV Business;

(gg)	GADV Material Contracts. The GADV Material Contracts listed in Schedule "I" constitute all of the material contracts of GADV;

(hh)	No Default. There has not been any default in any obligation of GADV or any other party to be performed under any of the GADV Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "I" hereto), and GADV is not aware of any default in the obligations of any other party to any of the GADV Material Contracts;

(ii)	No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of GADV. GADV is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

GADV Assets - GADV Equipment

(jj)	GADV Equipment. The GADV Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

GADV Assets - GADV Goodwill and Other Assets

(kk)	GADV Goodwill. GADV does not carry on the GADV Business under any other business or trade names. GADV does not have any knowledge of any infringement by GADV of any patent, trademarks, copyright or trade secret;

GADV Business

(ll)	Maintenance of Business. Since the date of the GADV Financial Statements, GADV has not entered into any agreement or commitment except as disclosed herein;

(mm)	Subsidiaries. GADV does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

GADV - Shares

(nn)	Shares. The Shares when delivered to the BUYERS shall be validly issued and outstanding as fully paid and non-assessable shares and the Shares shall be transferable upon the books of GADV, in all cases subject to the provisions and restrictions of all applicable securities laws.

3.2           Survival. The representations and warranties herein will be true at and as of the date hereof in all material respects. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the BUYERS, the representations and warranties made herein shall survive the Closing and be effective for a period of twelve months (12) months from the date hereof.

3.3           Indemnity. The SELLER agree to jointly and severally indemnify and save harmless the BUYERS from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the SELLER to defend any such claim), resulting from the breach by them of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by SELLER to the BUYERS hereunder.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYERS

4.1           Representations and Warranties. The BUYERS makes the representations and warranties set forth below and intend and acknowledge that SELLER will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby. Any schedules described in or contemplated by such representations and warranties shall be prepared both as of the date of this Agreement and as of the date of the Closing.

Power and Capacity. The BUYERS have the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the BUYERS valid, legal and binding obligation and is enforceable against it in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law;

(a)	No Conflict. Neither the execution and delivery of this Agreement by the BUYERS, nor compliance with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will: (a) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any contract or other instrument or obligation to which the BUYERS is a party or by which its assets may be bound; or (b) violate any order, writ, injunction or decree applicable to the BUYERS, or any of its properties or assets.

(b)	Legal Proceedings, Etc. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or threatened against or affecting the BUYERS. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the BUYERS and there is no basis for any action, suit, proceeding or investigation against the BUYERS.

4.2           Survival. The representations and warranties of the BUYERS contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the SELLER, the representations and warranties of the BUYERS made herein shall survive the Closing and be effective for a period of twelve (12) months from the date hereof.

4.3           Indemnity. The BUYERS agrees to indemnify and save harmless SELLER from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the BUYERS to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the BUYERS to the SELLER hereunder.

4.4           Escrow. $450,000.00(the "Purchase Price") has been placed in escrow (the "Escrow Proceeds") with Luke C. Zouvas, Esq. Upon Closing of the transactions contemplated hereby, the Parties hereby authorize the release of the Escrow Proceeds equally to GADV

ARTICLE 5
FURTHER COVENANTS

5.1           Legend. The BUYERS agrees to the imprinting of the following legend on any certificates representing the Shares:
"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(3) OF THE SECURITIES ACT AND MAY NOT BE RESOLD PUBLICLY UNDER RULE 144 UNTIL CERTAIN HOLDING PERIOD REQUIREMENTS ARE MET."

5.2           Expenses of the Parties. Except as otherwise expressly provided in this Agreement, all expenses incurred by any party to this Agreement in the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, shall be borne solely by the party incurring such expense(s), with the caveat that any expenses incurred by SELLER shall be paid prior to the Closing of the transactions contemplated hereby.

5.3          Further Assurances. Each party shall cooperate with the other, take such further action and execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement.

ARTICLE 6
CONDITIONS PRECEDENT

6.1          Conditions Precedent in favor of SELLER. The obligations of SELLER to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to SELLER hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the BUYERS at or prior to the Closing will have been complied with or performed; and

(c)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

6.2          Waiver by SELLER. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of SELLER and any such condition may be waived in whole or in part by SELLER at or prior to Closing by delivering to the BUYERS a written waiver to that effect signed by SELLER, as the case may be. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, the SELLER shall be released from all obligations under this Agreement.

6.3          Conditions Precedent in Favor of the BUYERS. The obligation of the BUYERS to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to the SELLER hereunder will have been so executed and delivered;

(b)	SELLER, its officers and directors shall be current in their respective filing obligations with the Securities and Exchange Commission (it being understood that Schedule 13Ds and Forms 3 and 4 may be required to be filed by such parties, as applicable);

(c)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the SELLER at or prior to the Closing will have been complied with or performed;

(d)	SELLLER will have delivered the Shares, duly and validly issued, to the BUYERS at the Closing;

(e)	title to the Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(i)	the completion of the transfer of all assets and liabilities of SELLER on or prior to the Closing will have been completed to the satisfaction of the BUYERS, which transfer shall reflected in the schedules provided to the BUYERS as of the date of the Closing;

(j)	SELLER shall have no liabilities as of the Closing; and

(k)	The BUYERS have received from SELLER counsel a legal opinion in form and substance satisfactory to SELLER.

6.4          Waiver by the BUYERS. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the BUYERS and any such condition may be waived in whole or in part by the BUYERS at or prior to the Closing by delivering to SELLER a written waiver to that effect signed by the BUYERS. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the BUYERS shall be released from all obligations under this Agreement.

6.5          Confidentiality Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the other party and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that GADV will be required to file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed transaction contemplated hereby together with such other documents as are required to maintain GADV status as being current in all of its filings with the Securities and Exchange Commission, subject to the review and approval of the BUYERS of any and all copy and/or documents drafted by GADV.

ARTICLE 7
CLOSING

7.1          Closing. The sale of the Shares and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

7.2          Closing Deliveries of the BUYERS. On or before the Closing, the BUYERS will deliver or cause to be delivered to the SELLER:

(a)	this Agreement, duly executed by the BUYERS;

(b)	the Purchase Price

(c)	all reasonable consents or approvals required to be obtained by the BUYERS for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the BUYERS; and

(d)	such other documents as SELLER may reasonably require to give effect to the terms and intention of this Agreement.

7.3          Closing Deliveries of SELLER. On or before the Closing, SELLER shall deliver or cause to be delivered to the BUYERS:

(a)	this Agreement, duly executed by the SELLER;

(b)	share certificates representing the Shares;

(c)	resignations of all of the officers of SELLER. as of the date hereof;

(d)	updated schedules of SELLER, dated as of the date of the Closing;

(e)	a certified copy of a resolution of the directors of GADV dated as of the date hereof appointing the nominee(s) of the BUYERS as officers of the BUYERS;

(f)	a certified copy of a resolution of the directors of GADV dated as of the date hereof appointing Krystal

Rocha to the board of directors of GADV effective as of ten days after the delivery to the Shareholders of the GADV of an Information Statement pursuant to Rule 14f;

(g)	resignation of Oren Rozenberg (sole director) as a director of GADV, effective as of ten days after the delivery to the Shareholders of the GADV of an Information Statement pursuant to Rule 14f;

(h)	resignations of all officers, including but not limited to Oren Rozenberg, as officers of GADV dated as of the date hereof;

(i)	all reasonable consents or approvals required to be obtained by the BUYERS for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the BUYERS;

(j)	the legal opinion of GADV counsel referred to in Section 6.3(j);

(k)	Certificate of Good Standing from the State of Delaware, evidencing that GADV is in good standing with the State of Delaware as of a date within five business days of the closing; and

(l)	such other documents as the BUYERS may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 8
POST-CLOSING MATTERS

                    Forthwith after the Closing, the BUYERS agrees to use all their best efforts to:
(a)	file with the Securities and Exchange Commission a report on Form 14f1 disclosing the change in control of GADV and, 10 days after such filing, date the resolutions appointing to the board of directors of GADV Krystal Rocha, and forthwith date and accept the resignation of Oren Rozenberg as a director of GADV

(b)	file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement;

(c)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Shares by the BUYERS; and

(d)	take such steps are required to change the name of SELLER to as BUYERS may determine.

ARTICLE 9
GENERAL PROVISIONS

9.1          Arbitration. The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in San Diego County, California.

9.2          Notice. Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

9.3          Addresses for Service. The address for service of notice of each of the parties hereto is as follows:

(a)	the SELLER:

Oren Rozenberg Geva St. 13/10 Netanya, Jerusalem 42319

(b)	the BUYERS:

Rocky Global Enterprises Ltd. Frontstreet 5, Suite 5 Philipsburg, St. Maarten Attention: Fabio Daniele Beaux Beaux Partnership 115 Reynosa Road Carencro, LA. 70520 Attention: Bobby Perry

9.4          Change of Address. Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

9.5          Amendment. This Agreement may be amended only by a writing executed by each of the parties hereto.

9.6          Entire Agreement. The provisions contained herein constitute the entire agreement among the BUYERS and the SELLER respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the BUYERS and the SELLLER with respect to the subject matter hereof.

9.7          Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.9          Assignment. This Agreement is not assignable without the prior written consent of the parties hereto.

9.10        Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

9.11        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. The parties agree to be subject to the exclusive jurisdiction and venue of the state and federal courts located in San Diego County, California.

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                  IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

GADV

GADV, Global Advance Corp. By: /s/ Oren Rozenberg Name: Oren Rozenberg Title: President

BUYERSS:

Rocky Global Enterprises Ltd. By: /s/ Fabio Daniele Name: Fabio Daniele Beaux Beaux Partnership By: /s/ Bobby Perry Name: President

Exhibit A

Name of Shareholder	Number of Shares

Oren Rozenberg	1,934,250

PURCHASE PRICE ALLOCATION

Name	Dollar Amount

SCHEDULE A

Please indicate N/A if Non-Applicable

SCHEDULE C

Please indicate N/A if Non-Applicable

SCHEDULE D

Please indicate N/A if Non-Applicable

SCHEDULE E

Please indicate N/A if Non-Applicable

SCHEDULE H

Please indicate N/A if Non-Applicable

SCHEDULE I

Please indicate N/A if Non-Applicable